Exhibit 99.1

Yesway, Inc. Reports Second Quarter 2026 Financial Results

Achieved record Store Contribution, driven by increases in fuel margin and inside merchandise margin from same-store sales and increases in fuel gallons and inside merchandise sales from new stores

Delivered same-store inside merchandise sales growth in 18 of the past 19 quarters and generated positive same-store fuel gallons growth in the second quarter of 2026

Increased full year 2026 Adjusted EBITDA outlook, reflecting strong second quarter performance

FORT WORTH, TX – August 13, 2026 – Yesway, Inc. (“Yesway” or the “Company”) (Nasdaq: YSWY), one of the fastest-growing convenience store operators in the United States, today announced financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights

•	Net income increased to $29.7 million from $24.2 million in the prior-year period, and Adjusted EBITDA increased 35.0% year-over-year to $70.9 million.

•	Same-store inside merchandise sales increased 1.2% year-over-year. Excluding the 29 stores in our Iowa and Kansas portfolio, the sale of which is expected to close by year-end, same-store inside merchandise sales increased 1.5%. Total inside merchandise sales increased 4.4% year-over-year, with a total inside merchandise margin of 35.7%.

•	Same-store fuel gallons sold increased 1.4% year-over-year. Excluding the 29 stores in our Iowa and Kansas portfolio, same-store fuel gallons sold increased 1.8%. Total fuel gallons sold increased 6.9% year-over-year, with a total fuel margin of 52.6 cents per gallon.

•	Income from operations increased to $47.7 million from $36.7 million in the prior-year period, and Store Contribution increased 29.5% year-over-year to $87.7 million.

“Our second quarter was a milestone in our company’s history, reflecting broad-based execution across both our fuel and inside merchandise businesses,” said Thomas N. Trkla, Chairman, President and Chief Executive Officer of Yesway. “We set new records across several key measures, including fuel gallons sold, fuel gross profit, inside merchandise sales, inside merchandise gross profit, and Store Contribution. This operating momentum drove Adjusted EBITDA growth of 35% year-over-year in the second quarter.”

Mr. Trkla continued, “These results underscore the strength and breadth of our platform, the advantages of our differentiated market positioning, the resilience of our business model amid continued inflationary pressures and volatile fuel markets, and the disciplined execution of our team. Looking ahead, our strong operating performance and significant cash generation are increasing our financial flexibility to fund our organic growth initiatives and pursue acquisitions as compelling opportunities arise.”

Second Quarter Results 1,2

Same-Store Comparison

Total inside merchandise and fuel gross profit increased 14.0% year-over-year on a same-store basis, reflecting growth in both fuel and inside merchandise categories.

Fuel gallons sold increased 1.4% year-over-year on a same-store basis, and same-store fuel gross profit increased 29.0% year-over-year.

Inside merchandise sales increased 1.2% year-over-year on a same-store basis, and same-store inside merchandise gross profit increased 2.5% year-over-year.

	Three months ended June 30,		Six months ended June 30,
Same-Store Comparison by Category	2026	2025	2026	2025
Fuel gallons	1.4%	(1.7)%	0.7%	(1.5)%
Fuel sales less cost of goods sold (exclusive of depreciation and amortization) (1)	29.0%	0.3%	32.6%	0.0%
Inside merchandise sales	1.2%	1.6%	2.6%	1.1%
Inside merchandise sales less cost of goods sold (exclusive of depreciation and amortization) (2)	2.5%	6.6%	5.8%	5.9%
Total inside merchandise and fuel sales less cost of goods sold (exclusive of depreciation and amortization)	14.0%	3.8%	17.2%	3.4%

1	Fuel sales less cost of goods sold (exclusive of depreciation and amortization) for the Iowa and Kansas stores were $1.2 million and $2.3 million in the three and six months ended June 30, 2026, and $1.1 million and $2.0 million in the three and six months ended June 30, 2025, respectively.
2	Inside merchandise sales less cost of goods sold for the Iowa and Kansas stores were $1.9 million and $3.4 million in the three and six months ended June 30, 2026, respectively, and $2.0 million and $3.6 million in the three and six months ended June 30, 2025, respectively.

Fuel

Fuel sales increased 52.7% year-over-year to $673.1 million, and fuel gross profit increased 36.2% year-over-year to $84.0 million, with fuel margin increasing 27.4% year-over-year to 52.6 cents per gallon.

	Three months ended June 30,		Six months ended June 30,
Fuel ($ in thousands)	2026	2025	2026	2025
Fuel gallons sold (in thousands)	159,546	149,230	304,621	283,611
Same-store gallons sold	1.4%	(1.7)%	0.7%	(1.5)%
Fuel sales less cost of goods sold (exclusive of depreciation and amortization)	$83,986	$61,675	$155,594	$109,872
Fuel Margin (cents per gallon)	52.6	41.3	51.1	38.7

1 Results for the periods include 29 stores in Iowa and Kansas, which the Company expects to sell by the end of 2026. Fuel sales less cost of goods sold (exclusive of depreciation and amortization) for the Iowa and Kansas stores were $1.2 million and $1.1 million in the three months ended June 30, 2026, and 2025, respectively. Inside merchandise sales less cost of goods sold for the Iowa and Kansas stores were $1.9 million and $2.0 million in the three months ended June 30, 2026, and 2025, respectively.

2 See "Presentation of Financial Information" below.

Inside Merchandise

Inside merchandise sales increased 4.4% year-over-year to $240.1 million, and inside merchandise gross profit increased 5.8% year-over-year to $85.8 million, with inside merchandise margin increasing 50 basis points to 35.7%.

	Three months ended June 30,		Six months ended June 30,
Inside Merchandise ($ in thousands)	2026	2025	2026	2025
Total inside merchandise sales	$240,104	$230,078	$453,781	$425,182
Same-store inside merchandise sales	1.2%	1.6%	2.6%	1.1%
Inside merchandise sales less cost of goods sold (exclusive of depreciation and amortization)	$85,785	$81,056	$162,943	$147,688
Inside merchandise margin	35.7%	35.2%	35.9%	34.7%

Adjusted EBITDA

Adjusted EBITDA increased 35.0% year-over-year to $70.9 million, primarily attributable to the increase in fuel margin and inside merchandise margin from same-store sales and increases in fuel gallons and inside merchandise sales from new stores.

A reconciliation of net income to Adjusted EBITDA, a non-GAAP financial measure, is provided in the tables below.

Store Contribution

Store Contribution increased 29.5% year-over-year to $87.7 million, primarily attributable to the increase in fuel margin and inside merchandise margin from same-store sales and increases in fuel gallons and inside merchandise sales from new stores.

A reconciliation of income from operations to Store Contribution, a non-GAAP financial measure, is provided in the tables below.

Store Count

As of June 30, 2026, the Company operated 450 stores under the Yesway and Allsup’s brands. The following table represents the roll forward of store count through the second quarter of fiscal 2026.

	Three months ended June 30, 2026	Six months ended June 30, 2026
Stores, beginning of period	449	448
Opened	1	2
Stores, end of period	450	450

Balance Sheet, Cash Flow and Liquidity

As of June 30, 2026, the Company had cash and cash equivalents of $81.6 million and total debt, including financing obligations and finance lease obligations, of $618.4 million.

Net cash provided by operating activities was $56.6 million for the three months ended June 30, 2026, compared to $35.7 million in the prior-year period.

Capital expenditures totaled $24.2 million for the three months ended June 30, 2026, compared to $21.8 million in the prior-year period.

Full Year 2026 Outlook1

Yesway has increased its outlook for full year 2026 Adjusted EBITDA to $235 million to $245 million from $210 million to $220 million previously. The Company’s updated Adjusted EBITDA outlook reflects strong second quarter performance and assumes that fuel margin moderates in low-40-cent-per-gallon range for the second half of the year, consistent with the Company’s historical average.

The Company has reaffirmed its outlook for the following metrics as detailed below:

Same-store Inside Merchandise Sales Growth	1.25% - 3.25%
Capital Expenditures	$85 million - $95 million
New Store Openings	6 - 8 new stores

1	Assumes the sale of the 29 stores in the Company’s Iowa and Kansas portfolio will close by the end of 2026.

Conference Call Details

Yesway will hold a conference call and webcast to discuss its second quarter 2026 financial results today, Thursday, August 13, 2026, at 8:30 AM ET.

A live webcast of the conference call will be available on the Investor Relations section of the Company’s website or by clicking on the webcast link here. An online archive of the webcast will be available on the Company’s website for one year following the call.

About Yesway

Established in 2015 and headquartered in Fort Worth, TX, Yesway is an award-winning convenience store operator with approximately 450 stores across nine states in the Midwest and Southwest. Yesway is renowned for its iconic foodservice offerings, diverse grocery selections, and private-label products, including the famous Allsup's deep-fried burrito. Through strategic acquisitions, the development and opening of more than 90 stores over the past several years, and a steadfast commitment to customer satisfaction and community engagement, Yesway continues to cement its position as one of the leading convenience retailers in the United States.

Non-GAAP Financial Measures

We use non-GAAP financial measures, such as Adjusted EBITDA and Store Contribution, to supplement financial information presented in accordance with GAAP. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance, in the case of Adjusted EBITDA, and the direct performance of our stores, in the case of Store Contribution, from period to period, and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented herein. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Additionally, Store Contribution excludes costs that we incur on an enterprise level that while essential in supporting our store operations, are not directly related to store operations, and that we believe result in efficiencies of scale and confer other benefits across our business. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

A reconciliation of our guidance contained in this press release of Adjusted EBITDA to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including but not limited to, uncertainty related to the timing, amount, and structure of stock-based compensation awards, as well as potential forfeitures of such awards, all of which could materially impact the Company’s estimates of forward-looking GAAP net income. These items are inherently difficult to predict, subject to significant variability, and dependent on factors that may be outside of the Company’s control.

See “Definitions” for additional information about our non-GAAP financial measures and “Non-GAAP Reconciling Information” for a reconciliation for each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Definitions

•	We define the same-store base for a given period as all owned or leased stores that were open for the entirety of that period in both the current and prior years. This measure highlights the performance of existing stores, while excluding the impact of new store openings and closures as well as acquisitions and divestitures.
•	We define gross profit as sales less cost of goods sold (exclusive of depreciation and amortization).
•	Store Contribution represents, as applicable for the period, income (loss) from operations before depreciation, amortization and accretion, loss (gain) on disposal of assets, long-lived asset impairment, acquisition financing, integration, and stock-based compensation expense, and overhead expenses directly attributed to support staff and corporate offices that, while essential in supporting our store operations, are not directly related to store operations.
•	Adjusted EBITDA represents, as applicable for the period, net income (loss) before change in fair value of derivative liability, interest expense, income tax expense, depreciation, amortization, and accretion, and further adjusted by excluding the loss (gain) on disposal of assets, long-lived asset impairment, acquisition, financing, and integration costs, and stock-based compensation expense.

Presentation of Financial Information

As a result of Yesway’s initial public offering in April 2026, Yesway now consolidates the results of BW Ultimate Parent, LLC, for financial reporting purposes. All of Yesway’s business operations are currently, and have historically been, conducted through BW Ultimate Parent, LLC and its subsidiaries. Periods prior to Yesway’s initial public offering reflect the results of BW Ultimate Parent, LLC.

Cautionary Note Regarding Forward-looking Statements

Some information in this press release contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the expected timing of the sale of our Iowa and Kansas stores, 2026 guidance, including with respect to same-store sales growth, Adjusted EBITDA, capital expenditures and new store openings, expected growth and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: volatility in the global prices and availability of oil and petroleum products and general economic conditions, including interest rates; our ability to maintain an adequate pipeline of suitable locations for new stores; our ability to successfully implement our rapid growth strategy; risks associated with new store development; our ability to successfully recruit, hire, and retain qualified personnel; our dependence upon market acceptance by consumers and our failure to offer products that meet our existing customers’ taste and attract new customers; changes to wage regulations and other employment and labor laws; changes in demand for fuel-based modes of transportation and advancements in technologies, such as hybrid and electric vehicles, that significantly reduce fuel consumption related to the public’s current general approach with regard to climate change and the effects of greenhouse gas emissions, among others; our dependence on a limited number of suppliers for the majority of our gross fuel purchases and merchandise; operational hazards and risks normally associated with marketing of petroleum products; hazards and risks relating to the physical effects of weather and climate change; changes to tobacco legislation, potential court rulings affecting the tobacco industry, campaigns to discourage smoking, increases in tobacco and nicotine products taxes and wholesale cost increases of tobacco and nicotine products; the significant influence that Brookwood Financial Partners, LLC continues to have over us, including control over decisions that require the approval of stockholders; and the other important factors discussed under “Risk Factors” in our final prospectus dated April 21, 2026, as filed with the SEC on April 23, 2026 pursuant to Rule 424(b) under the Securities Act of 1933 (the “Prospectus”) and in our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investor Contact:

IR@yesway.com

Media Contact:
Erin Vadala
evadala@boltpr.com

Yesway, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues (a)	$920,774	$677,673	$1,604,404	$1,277,991

Expenses:
Cost of goods sold (exclusive of depreciation and amortization, shown separately below) (a)	743,473	528,170	1,272,688	1,008,622
Salaries and employee benefits	55,617	50,032	105,329	99,128
Selling, general, and administrative expenses	56,812	48,496	103,169	94,294
Depreciation, amortization, and accretion	16,621	15,690	32,609	31,207
Loss (gain) on disposal of assets	507	(1,446)	421	(2,191)
Total operating expenses	873,030	640,942	1,514,216	1,231,060
Income from operations	47,744	36,731	90,188	46,931
Other expense (income):
Interest expense, net	11,893	14,516	24,101	29,050
Change in fair value of derivative liability	—	(2,100)	—	(800)
Total other expense, net	11,893	12,416	24,101	28,250
Income before income tax expense	35,851	24,315	66,087	18,681
Income tax expense	6,197	158	6,197	158
Net income	29,654	24,157	59,890	18,523

Net income attributable to non-controlling interest	13,363	—	13,363	—
Net income attributable to Yesway, Inc. and subsidiaries	$16,291	$24,157	$46,527	$18,523

(a) Includes excise taxes of approximately:	$66,309	$60,742	$125,283	$115,059

Period from April 23, 2026, to June 30, 2026
Earnings per share of Class A common stock:
Basic	$0.21
Diluted	$0.21

Weighted-average shares of Class A common stock:
Basic	31,063,822
Diluted	31,236,787

Yesway, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(dollars in thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$81,608	$36,592
Accounts receivable, net of allowance for credit losses of $138 and $147 as of June 30, 2026, and December 31, 2025, respectively	35,465	24,538
Inventories	89,380	83,171
Prepaid expenses	4,821	6,158
Other current assets	21,630	13,235
Total current assets	232,904	163,694

Property and equipment, net	868,189	868,559
Intangible assets	280,956	280,946
Goodwill	277,996	277,996
Operating lease right-of-use assets, net	342,457	332,655
Finance lease right-of-use assets, net	1,874	1,931
Assets held for sale	16,715	16,501
Deferred tax assets	35,439	—
Other assets	9,933	6,892
Total assets	$2,066,463	$1,949,174
Liabilities, redeemable senior preferred membership interests, and stockholders'/members’ equity
Current liabilities:
Current maturities of debt	4,100	4,100
Current maturities of financing obligations	2,097	2,034
Current maturities of operating lease liabilities	5,745	5,417
Current maturities of finance lease liabilities	70	68
Due to affiliates	70	46
Accounts payable	97,845	72,964
Accrued expenses and other current liabilities	47,000	49,072
Total current liabilities	$156,927	$133,701

Debt, net of current maturities, debt discount, and debt issuance costs	388,173	428,211
Financing obligations, net of current maturities, debt discount, and debt issuance costs	221,819	222,851
Operating lease liabilities, net of current maturities	328,173	316,451
Finance lease liabilities, net of current maturities	2,144	2,180
Asset retirement obligations	10,457	10,096
Liabilities held for sale	1,422	1,422
Tax receivable agreement liability	92,263	—
Other noncurrent liabilities	10,370	11,465
Total liabilities	$1,211,748	$1,126,377

Commitments and contingencies

Redeemable senior preferred membership interests (0 and 150,000 shares authorized and outstanding, redemption value of $0 and $239,628 and liquidation preference amount of $0 and $239,628 as of June 30, 2026, and December 31, 2025, respectively)	—	239,628

Stockholders'/members' equity
Members' equity	—	582,070
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 31,185,561 issued and outstanding	3	—
Class B common stock, $0.0001 par value, 150,000,000 shares authorized, 32,009,185 issued and outstanding	3	—
Additional paid-in capital	387,226	—
Retained earnings	6,574	—
Total stockholders' equity attributable to Yesway, Inc./members' equity	393,806	582,070
Non-controlling interests	460,909	1,099
Total stockholders'/members’ equity	854,715	583,169
Total liabilities, senior preferred membership interests, stockholders' equity/members’ equity	$2,066,463	$1,949,174

Yesway, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(dollars in thousands)

Six months ended June 30,	2026	2025
Cash flows from operating activities
Net income	$59,890	$18,523
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, accretion expense	32,609	31,208
Amortization of right-of-use assets	5,749	4,167
Amortization of deferred financing cost	2,196	2,063
Allowance for credit losses	9	4
Loss (gain) on disposal of assets	421	(2,191)
Equity-based compensation	4,708	—
Deferred income tax	6,190	—
Change in fair value of derivative liability	—	(800)
Changes in operating assets and liabilities, net
Accounts receivables	(10,936)	(6,019)
Inventories	(6,209)	375
Prepaid expenses	1,338	1,347
Other current assets - BTS	(7,021)	1,146
Other current assets - Other	(1,374)	(452)
Account payable - Fuel	24,649	(1,541)
Account payable - Other	21	(729)
Accrued expenses and other current liabilities	(3,603)	3,534
Lease liabilities	(2,642)	(2,127)
Other noncurrent liabilities	(1,094)	699
Due to/(from) affiliates	24	25
Net cash provided by operating activities	104,925	49,232

Cash flows from investing activities
Purchase of property and equipment	(35,133)	(48,149)
Acquisition of intangible assets	(10)	(1,354)
Proceeds from sale of assets	618	4,020
Other investing activities	(2,593)	(262)
Net cash used in investing activities	(37,118)	(45,745)

Cash flows from financing activities
Proceeds from revolver	—	15,000
Repayment of revolver	(40,000)	(15,000)
Repayment of borrowings from term loan	(2,050)	(2,050)
Cash paid for debt issuance costs	(110)	(599)
Proceeds from financing obligation	2,489	2,868
Repayment of financing obligation with lessors	(1,042)	(982)
Repayment of financing leases	(34)	(32)
Proceeds from issuance of common stock	301,070	—
Cash paid for IPO issuance costs	(7,338)	—
Distributions to redeemable senior preferred membership interests	(252,266)	(579)
Distributions to members	(23,510)	(6,191)
Distributions to noncontrolling interests	—	(26)
Net cash used in financing activities	(22,791)	(7,591)

Increase (decrease) in cash and cash equivalents	45,016	(4,104)

Cash and cash equivalents, beginning of period	36,592	32,720

Cash and cash equivalents, end of period	$81,608	$28,616

Non-GAAP Reconciling Information

The following table contains a reconciliation of net income to Adjusted EBITDA for the three and six months ended June 30, 2026, and 2025, respectively:

Yesway, Inc. and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(in millions)		(in millions)
	2026	2025	2026	2025
Net income	$29.7	$24.2	$59.9	$18.5
Change in fair value of derivative liability	—	(2.1)	—	(0.8)
Interest expense, net	11.9	14.5	24.1	29.1
Income tax expense	6.1	0.1	6.1	0.1
Income from operations	47.7	36.7	90.1	46.9
Depreciation, amortization, and accretion	16.6	15.7	32.6	31.2
Loss (gain) on disposal of assets	0.5	(1.4)	0.4	(2.1)
Acquisition, financing, and integration costs	1.4	1.5	2.3	4.3
Equity-based compensation	4.7	—	4.7	—
Adjusted EBITDA	$70.9	$52.5	$130.1	$80.2

The following table contains a reconciliation of income from operations to Store Contribution for the three and six months ended June 30, 2026, and 2025, respectively:

Yesway, Inc. and Subsidiaries

Reconciliation of Income from Operations to Store Contribution

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(in millions)		(in millions)
	2026	2025	2026	2025
Income from operations	$47.7	$36.7	$90.2	$46.9
Depreciation, amortization, and accretion	16.6	15.7	32.6	31.2
Loss (gain) on disposal of assets	0.5	(1.4)	0.4	(2.2)
Overhead expenses:
Salaries and benefits	11.1	10.7	21.9	21.5
Facility expense	0.3	0.2	0.6	0.5
Professional services	1.8	1.9	3.5	3.4
Marketing and advertising	0.9	0.9	1.8	1.8
Computer software and hardware	0.9	0.6	1.4	1.3
Office supplies	—	—	0.1	—
Repairs and maintenance	0.3	0.2	0.6	0.3
Meetings and travel	1.0	0.3	1.5	0.8
Insurance	0.4	0.2	0.6	0.5
Acquisition, financing, and integration costs	1.4	1.5	2.3	4.3
Other expense	0.1	0.2	0.1	0.6
Equity-based compensation	4.7	—	4.7	—
Total overhead expenses	22.9	16.7	39.1	35.0
Store Contribution (1)	$87.7	$67.7	$162.3	$110.9

(1)	Store Contribution generated by the 29 stores in Iowa and Kansas was $0.5 million and $0.6 million in the three months ended June 30, 2026, and June 30, 2025, respectively, and $0.6 million in each of the six months ended June 30, 2026, and June 30, 2025, respectively.